SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2019

EVO Payments, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38504	82-1304484
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Ten Glenlake Parkway, South Tower, Suite 950 Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (516) 479-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 8, 2019, EVO Payments, Inc. (the “Company”) completed an underwritten offering of 5,750,000 shares of its Class A common stock pursuant to a registration statement filed on Form S-1 with the Securities and Exchange Commission. The 5,750,000 shares of Class A common stock sold in the offering included a full exercise of the underwriters’ option to purchase 750,000 additional shares of Class A common stock from the Company. The shares of Class A common stock issued by the Company were sold at a public offering price of $26.50, which generated approximately $145.5 million (including approximately $19.0 million in connection with the underwriters’ exercise of its option to purchase additional shares) in net proceeds to the Company after deducting the underwriting discount but before deducting offering expenses payable by the Company.

The Company used all of the net proceeds received by the Company from the sale of shares of its Class A common stock in the offering (other than shares sold pursuant to the underwriters’ option to purchase additional shares) to purchase (i) LLC interests in EVO Investco, LLC (“EVO LLC”) and paired shares of the Company’s Class B common stock from Blueapple, Inc. and (ii) LLC interests in EVO LLC and paired shares of the Company’s Class D common stock from entities affiliated with Madison Dearborn Partners, LLC, at a purchase price per LLC interest and paired share of Class B or Class D common stock, as the case may be, equal to the public offering price per share of Class A common stock less the underwriting discounts and commissions. The Company used all of the net proceeds received by the Company from the sale of shares of Class A common stock to the underwriters in connection with their exercise of their option to purchase additional shares to purchase an equivalent number of LLC interests in EVO LLC directly from EVO LLC at a purchase price per LLC interest equal to the public offering price per share of Class A common stock less the underwriting discounts and commissions. EVO LLC anticipates that it will use the net proceeds from the sale of LLC interests to the Company to repay borrowings under the Company’s senior secured credit facilities.

J.P. Morgan Securities LLC acted as the lead book-running manager for the offering and as representative of the underwriters. Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, SunTrust Robinson Humphrey, Inc. and William Blair & Company, L.L.C. acted as book-running managers for the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO Payments, Inc.

	By:	/s/ Steven J. de Groot
		Name:	Steven J. de Groot
Date: April 8, 2019		Title:	Executive Vice President, General Counsel and Secretary